UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2023
SEALED AIR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12139	65-0654331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2415 Cascade Pointe Boulevard
Charlotte	North Carolina	28208
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (980) 221-3235
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	SEE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.
Indenture
On November 20, 2023, Sealed Air Corporation (the “Company”), Sealed Air Corporation (US) (together with the Company, the “Issuers”), certain wholly owned domestic subsidiaries of the Company (the “Guarantors”), and Truist Bank, as trustee (the “Trustee”), registrar and paying agent, entered into an Indenture dated as of November 20, 2023 (the “Indenture”), pursuant to which the Issuers issued $425 million aggregate principal amount of 7.250% senior notes due 2031 (the “Notes”). The Notes will mature on February 15, 2031. Interest is payable on May 15 and November 15 of each year, commencing on May 15, 2024.
At any time prior to November 15, 2026, the Issuers may redeem the Notes, in whole or in part, at any time, upon not less than 10 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of such Notes redeemed plus accrued and unpaid interest to, but not including, the redemption date, plus a “make-whole premium”.
On or after November 15, 2026, the Notes will be redeemable, on any one or more occasions, in whole or in part, at the option of the Issuers, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest, if any, to, but excluding, the redemption date, if redeemed during the twelve-month period beginning on November 15 of the year indicated below:

Year	Percentage
2026………………………………………………………	103.6250%
2027………………………………………………………	101.8125%
2028 and thereafter………………………………………	100.0000%
At any time prior to November 15, 2026, the Issuers may redeem up to 40% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings, at a redemption price equal to 107.2500% of the aggregate principal amount of the Notes plus accrued and unpaid interest to, but not including, the redemption date.
If the Issuers experience a Change of Control Repurchase Event (as defined in the Indenture), holders of the Notes have the right to require the Issuers to repurchase their Notes at a purchase price equal to 101% of their principal amount, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).
The Indenture limits the ability of the Issuers and, in certain cases, its Restricted Subsidiaries (as defined in the Indenture) to, among other things, (i) create liens on certain assets to secure indebtedness; (ii) engage in certain sale and leaseback transactions; and (iii) merge or consolidate or transfer and sell substantially all of their assets.
The Indenture provides that events of default with respect to the Notes include: (i) failure to make the payment of any interest on any Note when the same becomes due, with such failure continuing for a period of 30 days; (ii) failure to make the payment of any principal of, or premium, if any, on, any Note when the same becomes due; (iii) failure to perform or comply with certain covenants or agreements in the Notes, the Indenture or related documents (subject to applicable time periods provided for compliance or cure); (iv) failure to pay when due (subject to any applicable grace period) the principal of, or acceleration of, any Indebtedness (as defined in the Indenture) for money borrowed by the Issuers or any Restricted Subsidiary having an aggregate principal amount of at least $75.0 million and such default shall not have been received or such Indebtedness shall not have been discharged within 10 days; and (v) certain events of bankruptcy, insolvency or reorganization affecting Issuers or any Restricted Subsidiary that is a Significant Subsidiary (as defined in the Indenture).
If an event of default with respect to the Notes (other than an event of default relating to certain bankruptcy or insolvency matters) shall have occurred and be continuing, the Trustee or the registered holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare to be immediately due and payable the principal amount of all of such outstanding Notes, plus accrued but unpaid interest to the date of acceleration. In case an event of default relating to certain bankruptcy or insolvency matters occurs, such amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the holders of the Notes.
The Indenture is filed as Exhibit 4.1 to this Current Report on Form 8-K and the description of the material terms of the Indenture is qualified in its entirety by reference to such exhibit, which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The disclosure set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.
Pricing of the Cash Tender Offer
A copy of the press release, dated November 15, 2023, announcing the pricing of the cash tender offer for its 5.125% senior notes due 2024 (the “2024 Notes”) is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Expiration of Tender Offer Relating to Existing 5.125% Senior Notes Due 2024
On November 15, 2023, the Company announced that holders of $202,549,000 aggregate principal amount (representing approximately 47.66%) of its 2024 Notes validly tendered their 2024 Notes prior to the expiration date of 5:00 p.m., New York City time, on November 15, 2023 and that the Company had accepted such tendered 2024 Notes for payment in accordance with the offer to purchase, dated November 8, 2023 (the “Offer to Purchase”).
A copy of the press release, dated November 15, 2023, announcing the results of the cash tender offer for the 2024 Notes is attached as Exhibit 99.2 hereto and is incorporated herein by reference.
Closing of Previously Announced Notes Offering
A copy of the press release, dated November 20, 2023, announcing the closing of the offering of the Notes is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of November 20, 2023, by and among Sealed Air Corporation, Sealed Air Corporation (US), Guarantors party thereto and Truist Bank.
4.2	Form of 7.250% senior note due 2031 (included in Exhibit 4.1).
99.1	Press release, dated November 15, 2023, announcing the pricing of the cash tender offer for the 2024 Notes.
99.2	Press release, dated November 15, 2023, announcing the results of the tender for the 2024 Notes.
99.3	Press release, dated November 20, 2023, announcing the closing of the Notes offering.
104	Cover Page Interactive Data File (formatted as Inline XBRL and embedded within document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ Dustin J. Semach
	Name:	Dustin J. Semach
	Title:	Interim Co-President and Co-Chief Executive Officer, and Chief Financial Officer
Dated: November 21, 2023